                                                                   Exhibit 10.19


                        ADDENDUM TO SUB-SUB-SUB-SUBLEASE
                          AND SUB-SUB-SUB-SUB-SUBLEASE



     This Addendum to Sub-sub-sub-sublease and Sub-Sub-sub-sub-sublease ("Addendum") is made and entered into as of October 8, 1998 by and between Charles Schwab & Co., Inc., a California Corporation ("Landlord") and Scient Corporation, a California Corporation ("Scient").

                                    RECITALS

     WHEREAS, Schwab and Scient entered into a Sub-sub-sub-sublease dated October 7, 1998 and Sub-sub-sub-sub-sublease dated October 7, 1998 (respectively, the "Sub-sub-sub-sublease" and "Sub-sub-sub-sub-sublease" for which reference is made for the definition of capitalized terms used and not otherwise defined herein) for the lease of certain Premises (described respectively as the entire 28th floor and the entire 29th floor) located in the building commonly known as 444 Market Street, San Francisco, California, as more particularly described therein. The Sub-sub-sub-sublease and the Sub-sub-sub-sub-sublease are collectively referred to as the "Subleases".

     WHEREAS the parties desire to enter into this Addendum to amend and clarify certain of their obligations under and other terms and conditions of the Subleases.

     NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Schwab and Scient agree that the Subleases shall be amended as follows:

1. The parties acknowledge and agree that, as of the date of this Addendum, satisfactory consents to the Subleases have been obtained from Shaklee, TIG, ADP and PBNI. Notwithstanding any provisions of the Subleases to the contrary, the parties agree and confirm that: (a) the actual Commencement Date of each of the Subleases is October 8, 1998; and (b) each of the Subleases shall be in full force and effect as of October 8, 1998.

2. In the first sentence of paragraph 2(a) of each of the Subleases, the words "Commencement Date" are deleted and replaced by the following: "October 10, 1998 (the 'Rent Start Date')". In the first line of paragraph 2(e) of each of the Subleases, the words "Commencement Date" are deleted and are replaced by the words: "Rent Start Date". The amount of the first month's Base Rent under each Sublease shall be $38,446.06 (or a total of $76,892.12 for both Subleases).

3. Schwab agrees to leave the existing cabling on the Premises and to leave the existing racks and patch panels located in the IDF rooms and Scient agrees to accept such property.

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

4. Notwithstanding any provision to the contrary contained in the Subleases, Schwab and Scient agree that their respective obligations to restore the Premises upon expiration,. or earlier termination of either or both of the Subleases shall be as follows:

     a) If Schwab is required pursuant to the Agreement Regarding Improvements between Master Lessor, Shaklee and Schwab referenced in paragraph 7A of each of the -Subleases (which was executed on or about February 11, 1997) to perform removal or restoration work regarding the HVAC Work (as defined in said agreement), then Scient shall, at Schwab's option, either perform such work at its sole cost and expense or reimburse Schwab for its cost of performing such work upon presentation of documentation of such cost;

     b) If Master Lessor, Shaklee, TIG, ADP or PBNI require the removal or restoration of any alterations, additions or improvements to the Premises ("Alterations"), then: (i) Scient shall be obligated to remove or restore such Alterations made by or on behalf of Scient, including, without limitation, the Scient Improvements and Scient shall be obligated to remove any and all cabling, patch panels and racks from the Premises whether installed by Scient, Schwab or any other person or entity; and (ii) Schwab shall be obligated to remove or restore any other such Alterations to the Premises.

The provisions of this paragraph 4 are intended only to divide between Schwab and Scient such removal and restoration obligations as exist under the Subleases and Agreement Regarding Improvements and not to confer any fights on other person or entity, including, without limitation, Master Lessor, Shaklee, TIG, ADP or PBNI. No other party shall be entitled to rely on or receive any benefit from this paragraph 4 or to enforce it against any party hereto.

5. Attached hereto as Exhibit C and incorporated herein by reference is the form of the letter of credit to be furnished by Scient to Schwab in accordance with paragraph 23 of the Subleases. The parties acknowledge that only one letter of credit in the amount of Four Hundred Thousand Dollars ($400,000.00) (subject to reduction as provided in paragraph 23 of each of the Subleases) is required by the Subleases.

6. Notwithstanding any provision of the Subleases to the contrary, Scient shall be entitled to occupy the Premises under each of the Subleases upon delivery to Schwab of all of the following: (a) the Subleases and this Addendum duly executed on behalf of Scient; (b) the letter of credit in the form of Exhibit C hereto; and (c) certificates of insurance evidencing the coverages required by the Subleases and in the form required by the Subleases.

7. Notwithstanding any provision of the Subleases to the contrary, the parties acknowledge and agree that certain of Schwab's equipment described in Exhibit D hereto (the "Equipment") will remain in the IDF Room on the 28~ Floor of the Premises, that Schwab retains the right to remove such Equipment after the Commencement Date, that Schwab will use all reasonable efforts to remove such Equipment no later than November 30, 1998 and that the Rent Start Date has been delayed from October 5, 1998 to October

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10, 1998 in consideration of the agreements set forth in this paragraph 7.
Scient agrees to maintain power and HVAC for the Equipment. Schwab will indemnify and hold Scient harmless from any loss or damage incurred by Scient as a result of the maintenance of the Equipment in the Premises after the Commencement Date and/or the removal of the Equipment by Schwab and will repair any material damage to the Premises caused by the removal of the Equipment by Schwab. Schwab shall have 7 day a week 24 hour access to the Premises after the Commencement Date (upon reasonable notice to Scient except in case of emergency) for purposes of servicing, using and maintaining and then removing the Equipment and Scient shall provide Schwab with a key, card key, entry code or other access device for such purpose. Scient agrees not to tamper, interrupt or interfere with the operation of the Equipment and to have its electrician consult with Schwab's electrician in order to prevent interruption or interference with the operation of the Equipment. Schwab shall maintain comprehensive general liability insurance and personal property insurance on the Equipment during the time the Equipment is on the Premises.

8. Except as herein specifically modified and amended, each of the Subleases shall remain in full force and effect and all provisions of the Subleases are hereby ratified and confirmed.

9. If any portions of this Addendum conflict with any portion of either of the Subleases, the terms of this Addendum shall govern.

10. This Addendum shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.


     IN WITNESS WHEREOF, Schwab and Scient have executed this Addendum as of the day and year first written above.


SCHWAB                                  SCIENT:


CHARLES SCHWAB & CO., INC.,             SCIENT CORPORATION,
a California corporation                a California Corporation

By:   /s/ Parkash P. Ahuja              By:   /s/ William H. Kurtz
     ----------------------------            ----------------------------

Name:  Parkash P. Ahuja                 Name:  William H. Kurtz
     ----------------------------            ----------------------------

Its:  Senior Vice President             Its:  CFO
     ----------------------------            ----------------------------

                                        By:  ____________________________

                                        Name:  __________________________

                                        Its:  ___________________________

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                               [Letter of Credit]
                               October __ , 1998


Charles Schwab & Co., Inc.
101 Montgomery Street
San Francisco, CA 94104

             Re:  Our Irrevocable Letter of Credit No.
                                                      ______________
                  ("Letter of Credit")
                   -------------------------------------------------

Gentlemen:

     We hereby establish our irrevocable letter of credit in your favor for account of Charles Schwab & Co., Inc., 101 Montgomery Street, San Francisco, California 94104 for the sum not exceeding U.S. $400,000.00 (Four Hundred Thousand Dollars and 00/100).

     Available by your sight draft drawn on ________________________________, accompanied by one of the following documents:

     - Your signed statement that, pursuant to the Sub-sub-sub-sublease or Sub-sub-sub-sub-sublease (collectively, the "Lease") dated September __ , 1998 between Charles Schwab & Co., Inc. ("Schwab") and Scient Corporation ("Scient), Schwab is entitled to draw on the Letter of Credit in the amount of the sight draft.

     - Your signed statement that Scient has failed to renew or replace the Letter of Credit prior to September 15 of the year of the Expiration Date (as defined below). Upon receipt by us of such document, you may draw down the entire proceeds of the Letter of Credit.

     All drafts drawn under this credit must bear in their face the clause:
"Drawn Under __________________________ Credit No. ____________________"

     We hereby engage with the drawer and/or bona fide holders that drafts drawn under and in compliance with the terms of this credit will be duly honored on presentation at the office of ______________________ on or after October 5, 1998 and on or before October 4, 1999 (the "Expiration Date").

     Except so far as otherwise expressly stated, this credit is subject to the Uniform Customs and Practice for Documentary Credits (1983 Revision) International Chamber of Commerce, Publication No. 400.

_______________________                            __________________
Authorized Signature                               Authorized Signature

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                                   EXHIBIT D
                                SCHWAB EQUIPMENT


1 Cisco Catalyst 5000 with cards:
     Supervisor Module (WS-X5509)
     10/100 Base Ethernet Module (WS-5213A)
1 Cisco 2514 Router
1 3COM AB6100 inverse Mux
7 MFS T1 circuits with MFS circuit boards.


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